January 25, 2001


                                                                  Robert J. Zutz
                                                                    202.778.9059
                                                              Fax:  202.778.9100
                                                                    rzutz@kl.com
First Investors Cash Management Fund, Inc.
95 Wall Street
New York, New York  10005


Ladies and Gentlemen:

         You have  requested  our opinion,  as counsel to First  Investors  Cash
Management Fund, Inc. (the "Company"), as to certain matters regarding the issuance of Shares of the Company. As used in this letter, the term "Shares" means the Class A and Class B shares of beneficial interest of the Company, during the time this Post-Effective Amendment No. 30 to the Company's
Registration Statement on Form N-1A ("PEA") is effective and has not been superseded by another post-effective amendment.

         As such counsel, we have examined certified or other copies, believed by us to be genuine, of the Company's Articles of Incorporation and by-laws and such resolutions and minutes of meetings of the Company's Board of Directors as we have deemed relevant to our opinion, as set forth herein. Our opinion is limited to the laws and facts in existence on the date hereof, and it is further limited to the laws (other than the conflict of law rules) in the State of Maryland that in our experience are normally applicable to the issuance of shares by corporations and to the Securities Act of 1933 ("1933 Act"), the Investment Company Act of 1940 ("1940 Act") and the regulations of the Securities and Exchange Commission ("SEC") thereunder.

         Based on present laws and facts, we are of the opinion that the issuance of the Shares has been duly authorized by the Company and that, when sold in accordance with the terms contemplated by the PEA, including receipt by the Company of full payment for the Shares and compliance with the 1933 Act and the 1940 Act, the Shares will have been validly issued, fully paid and non-assessable.

         We hereby consent to this opinion accompanying the PEA when it is filed with the SEC and to the reference to our firm in the PEA.

                                Very truly yours,

                                KIRKPATRICK & LOCKHART LLP



                                By: /s/ Robert J. Zutz
                                    ---------------------
                                    Robert J. Zutz